EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 33-55437 and Registration Statements No. 333-95991, 333-95993, 33-27356, 333-35877, 333-96871, 333-85360, 333-45931 and 333-118539 on Form S-8 and Registration Statement No. 333-67015 on Form S-3 of Sensient Technologies Corporation, of our reports dated February 17, 2006, relating to the financial statements and financial statement schedule of Sensient Technologies Corporation appearing and incorporated by reference in the Annual Report on Form 10-K of Sensient Technologies Corporation for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin

March 1, 2007